Exhibit 99.2

Northann Corp. Announces Closing of $6,000,000 Initial Public Offering

Elk Grove, CA, October 23, 2023 — Northann Corp. (“Northann” or the “Company”) (NYSE American: NCL), a company specializing in 3D-printed flooring solutions, today announced the closing of its previously announced initial public offering of 1,200,000 shares of common stock priced at $5 per share, for total gross proceeds of $6,000,000, before deducting underwriting discounts and other offering expenses (the “Offering”). The Offering closed on October 23, 2023. The shares of common stock began trading on the NYSE American stock exchange on October 19, 2023, under the ticker symbol “NCL.” The Company has granted the underwriters an option, within 45 days from the closing date of the Offering, to purchase up to an additional 180,000 shares of common stock at the public offering price, less underwriting discounts, to cover over-allotment, if any.

The Offering is being conducted on a firm commitment basis. Craft Capital Management LLC, Prime Number Capital, LLC and R.F. Lafferty & Co., Inc. are acting as co-underwriters for the Offering. Ortoli Rosenstadt LLP is acting as U.S. counsel to the Company, and Hunter Taubman Fischer & Li LLC is acting as U.S. counsel to the underwriters, in connection with the Offering.

The Company intends to use the proceeds from this Offering for the acquisition of facilities and equipment in the United States, product development, sales and marketing activities, and general working capital purposes.

A registration statement on Form S-1 (File No. 333- 273246) relating to the Offering, as amended, has been filed with the U.S. Securities and Exchange Commission (the "SEC") and was declared effective by the SEC on September 29, 2023. The Offering is being made only by means of a prospectus. Copies of the final prospectus related to the Offering may be obtained from Craft Capital Management LLC by email at info@craftcm.com or via standard mail to Craft Capital Management LLC, 377 Oak St, Lower Concourse, Garden City, NY 11530. In addition, a copy of the final prospectus can also be obtained via the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Northann Corp.

Northann Corp. specializes in 3D-printed flooring solutions under its flagship brand, "Benchwick." The Company's operations span the full spectrum of additive manufacturing, from sourcing recycled ocean plastics to the final production of intricate flooring designs. Northann offers an extensive range of proprietary solutions, including Infinite Glass, DSE, TruBevel, and MattMaster, primarily through its sales network in North America and Europe.

For more information, please visit ir.northann.com.

Forward-Looking Statement

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as "may, "will, "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company's expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For investor and media inquiries, please contact:

Underwriters

Craft Capital Management LLC

Stephen Kiront and Jeff Zheng

Phone: +1 (516) 833-1325

Investor Relations

Northann Corp.

Email: ir@northann.com

Phone: +1 (916) 573-3803

Skyline Corporate Communications Group, LLC

Scott Powell, President

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835 x2

Email: info@skylineccg.com